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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                     United Pan-Europe Communications N.V.
             (Exact name of registrant as specified in its charter)


          THE NETHERLANDS                                     98-0191997
(State of incorporation or organization)                   (I.R.S. Employer
                                                          Identification No.)

        FRED. ROESKESTRAAT
1070 BT, AMSTERDAM, THE NETHERLANDS                              N/A
(Address of principal executive offices)                      (Zip Code)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  31-20-778-9840

IF THIS FORM RELATES TO THE REGISTRATION OF A CLASS OF SECURITIES PURSUANT TO
SECTION 12(g) OF THE EXCHANGE ACT AND IS EFFECTIVE PURSUANT TO GENERAL INSTRUCTION A.(d), PLEASE CHECK THE FOLLOWING BOX. [X]

SECURITES ACT REGISTRATION STATEMENT FILE NUMBER TO WHICH THIS FORM RELATES:
333-67895

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

           Title of each class           Name of each exchange on which
           to be so registered:          each class is to be registered:
                  None                                None

       SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

          Ordinary Shares, in the form of American Depositary Shares evidenced by American Depositary Receipts
                          (nominal value euros 0.30)
                               (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE  REGISTERED.
         --------------------------------------------- ----------

         The information contained in Registrant's registration statement on Form S-1 filed with the Securities and Exchange Commission on November 24, 1998 (SEC File No. 333-67895), as amended (the "Form S-1 Registration Statement"), in particular the information contained therein under the captions "Prospectus Summary," "Description of Share Capital" and "Description of American Depositary Shares" are hereby incorporated by reference.

ITEM 2.  EXHIBITS.
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         Listed below are all exhibits filed as a part of this registration statement:

I.        1.   The specimen of the American Depositary Receipt for American
               Depositary Shares representing Ordinary Shares ("ADRs") filed as
               Exhibit A to the Deposit Agreement filed as Exhibit 4.1 to the Form S-1 Registration Statement.

          2. Constituent Instruments defining the rights of the holders of the Ordinary Shares and the ADRs:

               a. The Amended and Restated Articles of Association filed as
                  Exhibit 3.1 of the Form S-1 Registration Statement.

               b. The Deposit Agreement filed as Exhibit 4.1 to the Form S-1
                  Registration Statement

II.       1-6. Not applicable

The above-referenced documents filed as exhibits to the Form S-1 Registration Statement are hereby incorporated by reference pursuant to Rule 12b-32 of the Securities Exchange Act of 1934.

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                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                              United Pan-Europe Communications N.V.



                              By:  /s/ J. Timothy Bryan
                                   ------------------------------------------
                                   Name: J. Timothy Bryan
                                   President and Chief Financial Officer



Date:  February 8, 1999

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